Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, Khozema Z. Shipchandler, Chief Executive Officer of Twilio Inc. (the “Company”), and Aidan Viggiano, Chief Financial Officer of the Company, each hereby certifies that, to the best of their knowledge:
1.The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: October 31, 2025

/s/ KHOZEMA Z. SHIPCHANDLER
Khozema Z. Shipchandler
Chief Executive Officer (Principal Executive Officer)

/s/ AIDAN VIGGIANO
Aidan Viggiano
Chief Financial Officer (Principal Accounting and Financial Officer)